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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  November 19, 1998


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


      Delaware             1-8400                        75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                            (817) 963-1234
                (Registrant's telephone number)







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Item 5.   Other Events

AMR Corporation (the "Company") is filing herewith a press release issued today (November 19, 1998) by American Airlines, Inc. ("American"), a wholly-owned subsidiary of AMR, as Exhibit
99.1 which is included herein. This press release was issued to announce that American Airlines has signed a definitive merger agreement with Reno Air to acquire Reno Air for a total cash consideration of $124 million.

Item 7.   Financial Statements and Exhibits

The following exhibit is included herein:

99.1      Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  November 19, 1998

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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release

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                                                Exhibit 99.1





                               Contact:  Corporate Communications
                                               Fort Worth, Texas
(CST)
                                               817-967-1577

FOR RELEASE:  Thursday, Nov. 19, 1998

           AMERICAN AIRLINES TO STRENGTHEN ITS NETWORK
                  WITH ACQUISITION OF RENO AIR

      FORT WORTH, Texas -- In order to enhance its overall airline network and strengthen its presence in the Western United States, American Airlines, a subsidiary of AMR Corporation, said today it has signed a definitive merger agreement with Reno Air to acquire Reno Air for a total cash consideration of $124 million.
      The merger agreement provides for a cash tender offer which would commence no later than Wednesday, Nov. 25, 1998 to acquire all of the outstanding common shares of Reno Air at $7.75 per share. In addition, American will also tender for any and all of Reno's outstanding 9% Series A Cumulative Convertible Exchangeable Preferred Stock at $27.50 per share.
      The board of directors of Reno Air has recommended that stockholders tender their shares pursuant to the offer.
      The tender offer for Reno Air common shares shall be conditional upon the valid tender of shares representing a majority of the fully diluted voting power of Reno Air, the expiration or termination of the waiting period under the Hart-Scott-Rodino Act relating to such mergers, and other customary conditions. The parties hope to close the transaction in the first quarter of 1999. All common and preferred shares not purchased will be converted into the right to receive equivalent amounts in a second step merger following the tender offer, except that if fewer than two-thirds of the preferred shares support the merger, such shares shall remain outstanding as identical preferred shares of the surviving corporation of the merger.

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American Airlines To Acquire Reno Air
Nov. 19, 1998
Page 2

      American, which has had a marketing partnership with Reno Air since 1993, said there is virtually no overlap on the routes served by the two carriers.
      "Acquiring Reno will give our customers the benefits of a more comprehensive travel network throughout the U.S. and around the globe, " said Don Carty, chairman and CEO of AMR and American Airlines. "Reno's West Coast route system will enhance both the AA network and the networks of our oneworld partners."
      Upon approval of the transaction, American will integrate Reno Air into its operations after all the details of employee and fleet integration are decided.
      "Our customers have told us they want the AA brand more accessible in the West, where we already have a strong east-west presence. This acquisition will offer more service options for our customers and those of our global airline partners, most notably those connecting to and from Cathay Pacific, Qantas and Canadian Airlines," said Carty.
      "As importantly, this linkage will benefit the employees of both carriers as AA grows stronger, creating more and better job opportunities," he added.
      Carty indicated that American was forced to withdraw from the West Coast in the early 1990s, eventually closing its San Jose, Calif., hub and entering into an AAdvantage frequent flyer partnership with Reno Air to maintain a West Coast presence. "Since then, we have vastly strengthened our overall domestic and international route network and have entered into alliances with a number of carriers, all of which will make us a much more vigorous competitor in the west," Carty said.
      The company said specific integration and operating plans will not be discussed publicly pending regulatory approval.